As filed with the Securities and Exchange Commission on June 20, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Aptinyx Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	45-4626057
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

909 Davis Street, Suite 600

Evanston, IL 60201

(847) 871-0377

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Norbert G. Riedel

Chief Executive Officer and President

Aptinyx Inc.

909 Davis Street, Suite 600

Evanston, IL 60201

(847) 871-0377

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Arthur R. McGivern, Esq. Caitlin L. Murray, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Ashish Khanna Chief Financial Officer and Chief Business Officer Aptinyx Inc. 909 Davis Street, Suite 600 Evanston, IL 60201 (847) 871-0377	Deanna L. Kirkpatrick, Esq. Marcel R. Fausten, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-225150

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer (Do not check if a smaller reporting company) ☒	Smaller Reporting Company ☐

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.      ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.01 per share	1,226,666	$16.00	$19,626,656	$2,444

(1)         Represents only the additional number of shares being registered and includes 160,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-225150).

(2)         The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $98,133,312 on a Registration Statement on Form S-1 (File No. 333-225150), which was declared effective by the Securities and Exchange Commission on  June 20, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $19,626,656 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-225150) filed by Aptinyx Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 20, 2018, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*                                         Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-225150), originally filed with the Securities and Exchange Commission on May 23, 2018 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, in the state of Illinois, on this 20th day of June, 2018.

Aptinyx Inc.

By:	/s/ Norbert G. Riedel
	Name:	Norbert G. Riedel, Ph.D.
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Norbert G. Riedel	Director, President, Chief Executive Officer and Principal Executive Officer	June 20, 2018
Norbert G. Riedel, Ph.D.

/s/ Ashish Khanna	Chief Financial Officer and Chief Business Officer Principal Financial and Accounting Officer	June 20, 2018
Ashish Khanna

*	Director	June 20, 2018
Wilbur H. Gantz III

*	Director	June 20, 2018
Patrick G. Enright

*	Director	June 20, 2018
Elisha P. Gould III

*	Director	June 20, 2018
Robert J. Hombach

*	Director	June 20, 2018
Adam M. Koppel, M.D., Ph.D.

*	Director	June 20, 2018
Liam Ratcliffe, M.D., Ph.D.

*	Director	June 20, 2018
James N. Topper, M.D., Ph.D.

* Pursuant to Power of Attorney

By:	/s/ Ashish Khanna
Ashish Khanna
Attorney-In-Fact

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